Exhibit (99.2)

       Written Statement of the Vice President and Chief Financial Officer
              Pursuant to 18 U.S.C. s.1350, as adopted pursuant to
                     s.906 of the Sarbanes-Oxley Act of 2002


Solely for the purposes of complying with 18 U.S.C. s.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Banta Corporation (the "Corporation"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended March 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.






                                           /s/ Gerald A. Henseler
                                           ----------------------
                                           Gerald A. Henseler
                                           Executive Vice President and
                                            Chief Financial Officer

                                           Date: May 5, 2003


A signed original of this written statement required by Section 906 has been provided to Banta Corporation and will be retained by Banta Corporation and furnished to the Securities and Exchange Commission or its staff upon request.